EXHIBIT (C)(5)

EXHIBIT (C)(5)

Project Endurance

Discussion Materials

Goldman, Sachs & Co.

November 4, 2007

Highly Confidential

General Disclaimer

Goldman, Sachs & Co. (“Goldman Sachs”) does not provide accounting, tax or legal advice. In addition we mutually agree that,

subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

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1

Why Take Alfa Corp Private?

Alfa Mutual Objectives

Strategic Focus Single focus on policyholders and growing surplus

Better ability to focus on longer-term decision making

More flexibility to grow or shrink business, as market conditions dictate

Maintain underwriting discipline at expense of growth

Ability to competitively price for strategic gain

More Efficient Execution of

Long-Term Goals

Simplify the organizational structure

Need to solve for the best interest of only one constituent, policyholders

Accelerate and increase needed investments in technology (e.g., business intelligence) and independent distribution network

Geographic Expansion and

Exposure Management

Larger investment in independent agent network needed in order to expand outside of

Alabama

Longer term perspective on acquisitions

Accelerate homeowner profitability improvement and catastrophe exposure management

Streamline the

Organizational and

Financial Structure

Greater flexibility to simplify the corporate structure

Greater flexibility in deploying capital

Reduce Costs Associated

With a Public Company

Eliminate or significantly reduce the costs, time and effort of being a publicly-traded company

Recapture dividends and share repurchase dollars

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2

Comparison of Mutual Offers

($ in millions, except per share data)

Precedent Transactions

Undisturbed Alfa Mutual Final Financial Institutions Insurance Companies

Alfa Corp Initial Offer Price High6 Median Low High Median Low

Date 17-Jul-2007 17-Jul-2007 2-Nov-2007

Offer Price per Share $ 17.60 $ 22.00

Aggregate Consideration ($mm) $ 648 $ 815

Premium to: Alfa Corp. $ 15.20 $ 17.60 $ 22.00

Undisturbed Price $ 15.20 0.0% 15.8% 44.7% 53.2% 18.6% 2.3% 32.6% 15.9% 2.3%

52-Wk High¹ 19.85 (23.4) (11.3) 10.8 22.6 (0.6) (61.4) 22.6 0.5 (29.2)

30-Day Average 16.58 (8.3) 6.2 32.7 42.3 23.6 (6.2) 42.3 22.8 (6.2)

90-Day Average 17.56 (13.4) 0.2 25.3 37.3 18.4 (18.6) 37.3 21.5 (18.6)

1	Year Average 17.81 (14.7) (1.2) 23.5 58.3 10.1 (20.2) 58.3 13.6 (1.7)

Shareholders Equity

GAAP Equity (3/31/2007A)² $ 822.2 1.50 x 1.75 x 2.20 x

GAAP Equity (6/30/2007A)² 849.1 1.45 1.70 2.13 3.80 x 1.44 x 0.89 x 3.80 x 1.52 x 1.07 x

GAAP Equity (12/31/2007E)—Mgmt. Est.² 888.5 1.39 1.62 2.04

Operating EPS (IBES Estimates)³

2007E (FY1) $ 1.22 12.5 x 14.4 x 18.0 x 21.0 x 15.2 x 10.6 x 21.0 x 15.3 x 10.6 x

Next Twelve Months (NTM)4 1.28 11.9 13.8 17.3 19.5 15.4 10.5 18.1 13.4 10.5

2008E (FY2) 1.33 11.4 13.2 16.5 24.2 15.0 9.4 16.6 11.3 9.4

Operating EPS (Management Estimates)5

2007E $ 1.29 11.8 x 13.6 x 17.1 x

Next Twelve Months (NTM)4 1.37 11.1 12.9 16.1

2008E 1.45 10.5 12.2 15.2

Alfa Group Pro-Forma Stressed BCAR Ratio 302 256

Majority of the Minority Provision No No

1	Alfa’s 52-Wk High prior to offer was on 16-Nov-2006.
2	Excludes AOCI. Book value in precedent transactions as of latest quarter prior to close.
3	IBES estimates as of 17-Jul-2007.
4	NTM earnings as of 17-Jul-2007.

5 Alfa Corp management projections as of 21-Aug-2007, revised to reflect $0.04 loss related to MidCountry Financial in 2007.

6 High of Financial Institutions precedent transactions excludes CSFB’s buyout of CSFB Direct minority shares in August 2001.

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3

Alfa Corp.’s Historical Trading Multiples

Average P/E Multiple (NTM) Average Price/Book Multiple

13.7x

11.9x

13.0x

11.0x 11.2x 11.1x

3	Yr 1 Yr as of 17-Jul-2007

1.5x

1.8x

1.7x

1.4x

1.4x

1.5x

3	Yr 1 Yr as of 17-Jul-2007

Alfa Alfa Peers¹

Source: Factset

1 Alfa peers include Allstate, Mercury General, Hanover, Commerce Group, State Auto, FBL Financial, Harleysville, Horace Mann, Infinity P&C, Safety Insurance, Donegal.

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4

Offer Price Implied by Multiples and Precedent Premiums

($ per share)

IBES Estimates Management Estimates

Alfa Corp Historical 1 Year Next Twelve Months Price / Earnings¹

Alfa Corp Next Twelve Months Earnings Estimate²

Implied Undisturbed Price

Precedent Minority Buyout Premium³ 15.9%—18.6% 15.9%—18.6%

Implied Offer Price $ 20.35—$ 20.82 $ 21.78—$ 22.28

13.7 x

$ 1.28

$ 17.55

13.7 x

$ 1.37

$ 18.79

Source: Management Projections, IBES, SEC filings, Thomson One and SDC Financial

1	Average NTM P/E for 1 year period ending 17-Jul-2007.

2 IBES Estimates as of 17-Jul-2007 and Management estimates as of 21-Aug-2007 adjusted to reflect loss related to MidCountry of $0.04 per share.

3	Range based on median premiums in minority buyouts of insurance companies and financial institutions broadly.

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5

Dividend Discount Analysis

Management Estimates Sensitivity Analysis

Illustrative Trading Price per Share Implied Terminal Value Multiple

Discount Rate

9.0% 10.0% 11.0%

2.5% $ 19.06 $ 16.94 $ 15.30

3.0 19.99 17.61 15.79

3.5 21.09 18.37 16.35

4.0 22.40 19.27 16.99

Perpetuity

Growth

Discount Rate

9.0% 10.0% 11.0%

2.5% 11.5 x 10.0 x 8.8 x

3.0 12.5 10.7 9.4

3.5 13.6 11.5 10.0

4.0 15.0 12.5 10.7

Perpetuity

Growth

Illustrative Trading Price per Share

Discount Rate

9.0% 10.0% 11.0%

(5.0)% $ 25.09 $ 21.72 $ 19.21

(2.5) 23.09 20.04 17.78

0.0 21.09 18.37 16.35

2.5 19.08 16.70 14.92

5.0 17.08 15.03 13.49

Change in

Mgt. Est.

Combined

Ratio

Source: Alfa Corp management projections as of 21-Aug-2007, revised to reflect $0.04 loss related to MidCountry Financial in 2007

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6

Value Impact of Eliminating Catastrophe Sharing Program

($ in millions, except per share data)

Observations Valuation Impact

Valued as of 30-Jun-2007

Protection is estimated to cost between $26mm and

$36mm per annum, assuming 4.8%—6.8% Rate on

Line on $531mm xs $21mm

The illustrative savings to Alfa Mutual from the

elimination of the catastrophe sharing program is

valued at $48mm—$82mm, or $1.30—$2.20 per

share

Key Valuation Assumptions

Alfa Corp.’s share of the catastrophe reinsurance

cost should be 65%

Discount rate of 10%, tax rate of 35%

PV of Illustrative Value of Eliminating

Cat Sharing Program to Minority Shareholders ($mm)

Terminal Multiple

81.2 10.0 x 11.0 x 12.0 x 13.0 x

Rate 4.8% $ 48.2 $ 51.3 $ 54.5 $ 57.6

on 5.8 58.2 62.0 65.8 69.6

Line 6.8 68.2 72.7 77.2 81.6

Illustrative Value of Eliminating

Cat Sharing Program per Minority Share

Terminal Multiple

2.19 10.0 x 11.0 x 12.0 x 13.0 x

Rate 4.8% $ 1.30 $ 1.39 $ 1.47 $ 1.56

on 5.8 1.57 1.67 1.78 1.88

Line 6.8 1.84 1.96 2.08 2.20

Premium to Undisturbed Share Price¹

Terminal Multiple

14.4 10.0 x 11.0 x 12.0 x 13.0 x

Rate 4.8% 8.6% 9.1% 9.7% 10.2%

on 5.8 10.3 11.0 11.7 12.4

Line 6.8 12.1 12.9 13.7 14.5

Source: Management estimates

1	PV of implied value per minority share calculated as a % of undisturbed share price of $15.20 (17-Jul-2007).

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Value Impact of Synergies

($ in millions, except per share data)

Key Assumptions Valuation Impact

Synergies valued as of 6/30/2007

Synergy estimates based on management

$2.2mm in 2008 increasing to $5.2mm by 2012

Assumes discount rate of 10%, tax rate of 35%

Restructuring charge of 0.5x 2008E synergies

PV of Synergies ($mm)

Terminal Multiple

$ 37.07 10.0 x 11.0 x 12.0 x 13.0 x

50.0% $ 15.5 $ 16.5 $ 17.6 $ 18.6

75.0 23.2 24.8 26.4 28.0

100.0 31.0 33.1 35.2 37.3

Synergies Value Per Minority Share

Terminal Multiple

$ 1.00 10.0 x 11.0 x 12.0 x 13.0 x

50.0% $ 0.42 $ 0.45 $ 0.47 $ 0.50

75.0 0.63 0.67 0.71 0.75

100.0 0.84 0.89 0.95 1.01

Premium to Undisturbed Share Price¹

Terminal Multiple

6.5% 10.0 x 11.0 x 12.0 x 13.0 x

50.0% 2.7% 2.9% 3.1% 3.3%

75.0 4.1 4.4 4.6 4.9

100.0 5.4 5.8 6.2 6.5

%

Synergies

Realized

%

Synergies

Realized

%

Synergies

Realized

Source: Management estimates

1	PV of implied value per minority share calculated as a % of undisturbed share price of $15.20 (17-Jul-2007).

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8

Comparison of Selected Buyouts by Significant Existing

Shareholders – Financial Institutions

($ in millions, except per share data)

Final

Aggregate 52 Wk High Premium Over Premium to Inside

Date Effective Acquiring Company/ Consideration Prior to 1-Week Avg Over 52- Initial Undisturbed Ownership Forward

of Ann. Date Acquired Company (mm) Ann. Prior to Ann. Week High Premium Stock Price Pre- Trans. P / E¹ P / B²

17-Jul-07 NA Alfa Mutual $ 815 $ 19.85 44.5% 10.8% 15.8% 44.7% 55.0% 18.0 x 2.13 x

Alfa Corp

22-Feb-07 May-07 American Financial Group Inc $ 245 $ 23.96 14.0% 2.3% 8.6% 13.2% 81.0% 15.3 x 1.07 x

Great American Finl Res Inc

24-Jan-07 May-07 AIG $ 813 $ 17.95 33.5% 22.6% 19.0% 32.6% 61.9% 21.0 2.08

21st Century Insurance Co

20-Nov-06 Apr-07 Toronto-Dominion Bank $ 3,232 $ 32.18 5.9% 0.5% 6.5% 6.5% 54.6% 15.2 0.89

TD Banknorth Inc

21-Mar-06 May-06 Erie Indemnity Co $ 75 $ 32.19 12.3% (0.6)% 6.7% 6.7% 75.1 % NA 1.18

Erie Family Life Insurance Co

10-Oct-01 Nov-01 Toronto-Dominion Bank $ 403 $ 17.94 42.7% (47.0)% 45.2% 53.2% 88.8 % NM 1.62

TD Waterhouse Group Inc

6-Jun-01 Dec-01 Liberty Mutual Insurance Co $ 536 $ 47.22 0.6% (29.2)% 2.3% 2.3% 65.6% 11.9 1.14

Liberty Financial Cos Inc

26-Mar-01 Aug-01 CSFB $ 110 $ 15.56 103.5% (61.4)% 60.0% 140.0% 82.0 % NA NA

CSFBdirect

30-Aug-00 Jan-01 AXA SA $ 11,189 $ 52.31 8.0% 4.4% 2.4% 4.6% 60.0% 18.5 3.80

AXA Financial Inc

27-Mar-00 Jun-00 Hartford Fin Svcs Group Inc $ 1,325 $ 55.00 25.5% (8.2)% 3.4% 18.6% 80.4% 13.3 2.87

Hartford Life(ITT Hartford)

21-Mar-00 Apr-00 Citigroup $ 2,449 $ 41.31 23.1% 1.5% 23.2% 24.6% 85.0% 10.6 1.78

Travelers Prop. Casualty Corp

27-Oct-98 Dec-98 Allmerica Financial Corp $ 212 $ 34.62 16.6% (4.0)% 5.2% 20.6% 82.0% 16.6 1.27

Citizens Corp

Median 16.6% (0.6)% 6.7% 18.6% 15.2 x 1.44 x

Final Multiples

Source: SEC filings, Thomson One, and SDC Financial

Note: Reflects FIG deals for U.S. targets.

1	Based on IBES estimates at the time of announcement.
2	Based on book value for the latest quarter before announcement.

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9

Comparison of Selected Buyouts by Significant Existing

Shareholders – Insurance Companies

($ in millions, except per share data)

Final

Aggregate 52 Wk High Premium Over Premium to Inside

Date Effective Acquiring Company/ Consideration Prior to 1-Week Avg Over 52- Initial Undisturbed Ownership Forward

of Ann. Date Acquired Company (mm) Ann. Prior to Ann. Week High Premium Stock Price Pre- Trans. P / E¹ P / B²

17-Jul-07 NA Alfa Mutual $ 815 $ 19.85 44.5% 10.8% 15.8% 44.7% 55.0% 18.0 x 2.13 x

Alfa Corp

22-Feb-07 May-07 American Financial Group Inc $ 245 $ 23.96 14.0% 2.3% 8.6% 13.2% 81.0% 15.3 x 1.07 x

Great American Finl Res Inc

24-Jan-07 May-07 AIG $ 813 $ 17.95 33.5% 22.6% 19.0% 32.6% 61.9% 21.0 2.08

21st Century Insurance Co

21-Mar-06 May-06 Erie Indemnity Co $ 75 $ 32.19 12.3% (0.6)% 6.7% 6.7% 75.1 % NA 1.18

Erie Family Life Insurance Co

6-Jun-01 Dec-01 Liberty Mutual Insurance Co $ 536 $ 47.22 0.6% (29.2)% 2.3% 2.3% 65.6% 11.9 1.14

Liberty Financial Cos Inc

30-Aug-00 Jan-01 AXA SA $ 11,189 $ 52.31 8.0% 4.4% 2.4% 4.6% 60.0% 18.5 3.80

AXA Financial Inc

27-Mar-00 Jun-00 Hartford Fin Svcs Group Inc $ 1,325 $ 55.00 25.5% (8.2)% 3.4% 18.6% 80.4% 13.3 2.87

Hartford Life(ITT Hartford)

21-Mar-00 Apr-00 Citigroup $ 2,449 $ 41.31 23.1% 1.5% 23.2% 24.6% 85.0% 10.6 1.78

Travelers Prop. Casualty Corp

27-Oct-98 Dec-98 Allmerica Financial Corp $ 212 $ 34.62 16.6% (4.0)% 5.2% 20.6% 82.0% 16.6 1.27

Citizens Corp

Median 15.3% 0.5% 5.9% 15.9% 15.3 x 1.52 x

Final Multiples

Source: SEC filings, Thomson One, and SDC Financial

Note: Reflects FIG deals for U.S. targets.

1	Based on IBES estimates at the time of announcement.
2	Based on book value for the latest quarter before announcement.

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Dividend Discount Model Assumptions 10

Appendix A: Dividend Discount Model Assumptions

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Dividend Discount Model Assumptions 11

Dividend Discount Analysis

Based on Management Projections

($ in millions)

Alfa Corp. dividends based on management estimates from 2007 to 2011

Management has indicated a high degree of confidence in 2007-2008 estimates based on implementation of rate increases in Homeowners, current competitive environment in Auto and current investment environment

Year 2009-11 projections are based on momentum plan assuming current market conditions which may change significantly over this period

Illustrative value calculated on a present value basis as of 30-Jun-2007

Ongoing dividends/cash flows from P&C operations calculated based on targeted 1.4x

NPW/surplus ratio; dividends are further limited to “greater than test” of the larger of (1) previous year’s statutory net income or (2) 10% of prior year’s statutory surplus

P&C Terminal Value calculated based on an assumed perpetuity growth rate and discount rate

Discount rate based on CAPM assuming 10-year Treasury yield of 4.3%, equity risk premium of

4.9% (based on Morningstar analysis from 1970-2005) and Alfa’s equity Beta based on either a

3	year historical Beta of 1.15 or a Barra projected Beta of 0.73

Life business valuation based on 1.0x P/B terminal multiple in 2011E assuming no dividends between 2007-2011

Source: Management estimates

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Current Trading Multiples 12

Appendix B: Current Trading Multiples

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Current Trading Multiples 13

Common Stock Comparison of P&C Insurers as of 11/02/07

($ in millions)

Market % of 52-Wk. P/E¹ 5 Year P/B (ex- Dividend Adj. Debt /

Company Cap. High 2007E 2008E Growth¹ AOCI) 2007E 2008E Yield Capital²

Alfa—Undisturbed³ $ 15.20 $ 1,236 76.6% 12.5 x 11.4 x NA 1.5 x 11.8% 11.9% 3.1% 10.4%

Alfa—Final Offer³ 22.00 1,807 110.8 18.0 16.5 NA 2.1 11.8 11.9 2.1 10.4

Alfa Peers

Allstate $51.25 $30,149 77.7% 7.4 x 7.7 x 8.0% 1.5 x 19.8% 17.0% 3.0% 19.0%

Mercury General 50.32 2,756 87.4 11.3 11.7 NA 1.6 14.1 12.7 4.1 6.9

Hanover 44.98 2,353 89.5 10.2 11.0 12.5 1.1 10.7 9.0 0.7 20.0

State Auto 26.30 1,093 74.8 11.0 10.2 9.0 1.3 12.0 11.7 2.3 12.3

Fbl Financial 38.16 1,024 90.7 12.5 11.7 10.0 1.1 8.9 8.5 1.3 0.6

Harleysville 31.06 960 83.7 10.1 10.3 10.0 1.3 13.1 12.0 3.2 14.1

Infinity P&C 38.92 759 70.8 10.2 10.8 10.0 1.1 10.7 9.3 0.9 22.4

Horace Mann 16.35 708 72.4 8.4 8.6 NA 1.0 12.4 11.0 2.6 22.5

Safety Insurance 35.12 573 65.1 6.3 7.0 15.0 1.1 17.2 13.8 4.6 0.0

Donegal 16.30 488 80.6 11.1 10.6 10.0 1.5 13.6 13.2 2.2 79.4

High—Alfa Peers 90.7% 12.5 x 11.7 x 15.0% 1.6 x 19.8% 17.0% 4.6% 79.4%

Low—Alfa Peers 65.1 6.3 7.0 8.0 1.0 8.9 8.5 0.7 0.0

Median—Alfa Peers 79.2 10.2 10.4 10.0 1.2 12.7 11.8 2.4 16.6

Other Personal Lines

Travelers Company $52.42 $ 34,951 92.4% 7.9 x 8.6 x 9.1% 1.4 x 17.1% 14.1% 2.2% 21.0%

Chubb 51.37 20,405 91.9 8.2 8.7 9.3 1.5 17.8 15.0 2.3 23.3

Progressive4 18.21 13,316 73.7 11.5 12.9 7.3 2.7 19.8 17.4 0.0 30.8

Safeco 56.66 5,827 82.2 8.9 9.1 10.0 1.6 17.9 15.8 2.8 16.3

Erie Indemnity 53.09 3,351 86.6 15.4 16.7 NA 2.8 18.4 15.7 3.0 0.0

United Fire & Casualty 30.14 834 70.7 8.0 9.7 NA 1.3 16.4 12.0 1.8 0.0

High—Other Personal Lines 92.4% 15.4 x 16.7 x 10.0% 2.8 x 19.8% 17.4% 3.0% 30.8%

Low—Other Personal Lines 70.7 7.9 8.6 7.3 1.3 16.4 12.0 0.0% 0.0

Median—Other Personal Lines 84.4 8.5 9.4 9.2 1.6 17.9 15.3 2.2 18.7

High—All Companies 92.4% 15.4 x 16.7 x 15.0% 2.8 x 19.8% 17.4% 4.6% 79.4%

Low—All Companies 65.1 6.3 7.0 7.3 1.0 8.9 8.5 0.0% 0.0

Median—All Companies 81.4 10.1 10.2 10.0 1.4 15.3 13.0 2.3 17.6

ROACE

Note: Financial data as of 30-Jun-2007. Alfa earnings estimates as of 17-July-2007. Market data for Alfa Peers and Other Personal Lines as of 02-Nov-2007.

1	All EPS estimates have been calendarized and are based on IBES median estimates.

2 Assumes the following equity credit weightings: mandatory convertibles—75%; perpetual preferreds—50%; trust preferred stock and contingent convertibles—0%.

3	Alfa’s commercial paper is excluded from its Debt / Capital calculation.
4	Dividend yield excludes special dividend.